EXHIBIT 5


                                  INA P. KAGEL
                                 ATTORNEY AT LAW
                       1801 CENTURY PARK EAST, 25TH FLOOR
                          LOS ANGELES, CALIFORNIA 90067
                           TELEPHONE: ( 310) 553-9009
                            FACSIMILE: (310) 553-9693





                                                    June 20, 2003




Global Business Services, Inc.
213 South Robertson Boulevard
Beverly Hills, California 90211

     Re: Registration Statement on Form S-8 Covering Common Stock To Be ISSUED PURSUANT TO THE GLOBAL BUSINESS SERVICES, INC 2003 STOCK AWARD PLAN

Gentlemen:

         As counsel for Global Business Services, Inc. (the "Company") I have participated in the preparation of the Registration Statement which is to be filed on Form S-8 under the Securities Act of 1933, as amended, covering an aggregate of 5,000,000 of the Company's shares of Common Stock (the "Shares") to be issued pursuant to the Company's 2003 Stock Award Plan (the "Plan"). I have also examined the proceedings taken and the instruments executed in connection with the approval by the Board of Directors of the Company of the Plan.

         It is my opinion that, when issued pursuant to the Plan, the Shares will be validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

Very truly yours,

/s/ Ina P. Kagel
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INA P. KAGEL

IPK/njh